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                                                                   EXHIBIT 10.1



           STEWART INFORMATION SERVICES CORPORATION AND SUBSIDIARIES

                               MATERIAL CONTRACTS
                               DECEMBER 31, 1998



STEWART MORRIS, JR., as Chairman of the Board, shall receive in addition to his salary, 1% on the first $20,000,000 of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholders and .75% of the profits exceeding $20,000,000. For the calendar year 1998, Mr. Morris shall receive no less that $125,000 in bonus compensation and his total compensation from base salaries and bonuses shall not exceed $500,000. For the calendar year 1998, Mr. Morris received $370,000 in bonus compensation. Total compensation shall exclude payments made by the company for insurance premiums, board fees or stock options granted.

MALCOLM S. MORRIS, as President and Chief Executive Officer, shall receive in addition to his salary, 1% on the first $20,000,000 of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholders and .75% of the profits exceeding $20,000,000. For the calendar year 1998, Mr. Morris shall receive no less that $125,000 in bonus compensation and his total compensation from base salaries and bonuses shall not exceed $500,000. For the calendar year 1998, Mr. Morris received $370,000 in bonus compensation. Total compensation shall exclude payments made by the company for insurance premiums, board fees or stock options granted.

CARLOSS MORRIS, as Chairman of the Executive Committee, shall receive in addition to his salary, 1% of the first $20,000,000 of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholders and .75% of the profits exceeding $20,000,000. For the calendar year 1998, Mr. Morris shall receive no less than $125,000 in bonus compensation and his total compensation from base salaries and bonuses shall not exceed $500,000. For the calendar year 1998 Mr. Morris received $365,000 in bonus compensation. Total compensation shall exclude any insurance premiums, board fees or stock options granted.

STEWART MORRIS, as Vice Chairman of the Executive Committee, shall receive in addition to his salary, 1% of the first $20,000,000 of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholders and .75% of the profits exceeding $20,000,000. For the calendar year 1998, Mr. Morris shall receive no less than $125,000 in bonus compensation and his total compensation from base salaries and bonuses shall not exceed $500,000. For the calendar year 1998 Mr. Morris received $365,000 in bonus compensation. Total compensation shall exclude any insurance premiums, board fees or stock options granted.

MAX CRISP, as Vice President - Finance, shall receive in addition to his salary, .4% of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholders. For the calendar year 1998, Mr. Crisp shall receive no less than $68,000 in bonus compensation and his total compensation from base salaries and bonuses shall not exceed $425,000. For the calendar year 1998 Mr. Crisp received $285,000 in bonus compensation. Total compensation shall exclude any insurance premiums, board fees or stock options granted.